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                                                                EXHIBIT 10.4

                              CONSULTING AGREEMENT


         This CONSULTING AGREEMENT (the "AGREEMENT") is entered into as of this 25th day of March, 1995, subject to satisfaction of the condition set forth in
Section 5.10 hereof, by and between ROLLERBALL INTERNATIONAL INC., a corporation organized under the laws of Delaware ("ROLLERBALL"), and FRANCO ROSSO, an individual ("ROSSO").

                                    RECITALS

         A. Rollerball is engaged in the business of developing, manufacturing and distributing inline skates and accessories principally in the United States of America.

         B. Rosso is the inventor of the inline skates manufactured and distributed by Rollerball.

         C. Rollerball all desires to be assured of the continued association and services of Rosso. in order to take advantage of his experience, abilities and knowledge of Rollerball's business, and is willing to engage Rosso, and Rosso desires to be so engaged on the terms and conditions set forth in this Agreement.

         D. Rosso from time to time in the course of his relationship with Rollerball may learn trade secrets and other confidential information concerning Rollerball, and Rollerball desires to safeguard such trade secrets and confidential information against unauthorized use and disclosure.

         E. This Agreement memorializes terms and conditions agreed to by and between Rollerball and Rosso in an agreement dated August 6, 1992, as modified on December 21,1992.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing premises, and on the basis f the representations, warranties, covenants and agreements set forth below, Rollerball and Rosso agree as follows:

                  1.       CONSULTING SERVICES

                           1.1 Retention. Rollerball hereby retains Rosso as a
consultant, and Rosso hereby accepts such appointment, on the terms and conditions set forth below, to perform during the term of this Agreement such services as are required hereunder.

                           1.2 Duties.

                                    (a)     Rosso shall render such services to
Rollerball, and shall perform such duties and acts, as reasonably may be required by Rollerball in connection with of Rollerball's
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business.

                                    (b)     The services to be rendered by Rosso
hereunder, shall, at the request of Rollerball, include, but not be limited to, the following:

                                            (i) The development of design
improvements in Rollerball skate products;

                                            (ii) The design of new skate
products to be manufactured and distributed by Rollerball;

                                            (iii) Production and other technical
assistance related to the manufacture of Rollerball skate products; and

                                            (iv) Any other services reasonably
required by Rollerball in the development of Rollerball skate products and their introduction to the market.

                           1.3      Performance of Duties. Rosso shall devote
such time, ability and attention to Rollerball's business as Rollerball may reasonably deem to be necessary or advisable to the discharge of Rosso's duties hereunder in a professional and businesslike manner.

                           1.4      Relationship.  Rosso shall be an independent
contractor of Rollerball. Nothing in this Agreement shall be construed to give Rosso any rights as an employee, agent, partner or joint venturer of Rollerball or to entitle Rosso to control in any manner the business of Rollerball or to incur any debt, liability or obligation on behalf of Rollerball.

                           1.5      Products. Rosso hereby acknowledges and
agrees that the results, proceeds and products of the consulting services rendered by Rosso hereunder are, and will be created by Rosso as, a "work for hire" specifically ordered or commissioned by Rollerball and, accordingly, are the exclusive and valuable property of Rollerball. Rollerball shall have the exclusive right to use, refrain from using, change, modify, add to, subtract from, exploit or otherwise turn to account any such results, proceeds or products in such manner and in any and all media, whether now known or hereafter devised, throughout the world, in perpetuity, as Rollerball in its sole discretion shall determine.

                  2.       COMPENSATION

                           As the total consideration for the services which
Rosso shall render hereunder, Rosso shall be entitled to a monthly consulting fee of $4,000.00, commencing on January 1, 1995. Rosso hereby acknowledges receipt of two (2) post-dated checks, each in the amount of $4,000.00, in payment of the

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amounts due to Rosso hereunder on January 1 and February 1, 1995.

                  3.       TERM AND TERMINATION

                           3.1      Term. Unless sooner terminated pursuant to
Section 3.2 hereof, the term of Rosso's relationship with Rollerball under
Section 1.1 shall be for a seven-year period commencing on the date hereof and ending on March 24th 2002 (the "Term").

                           3.2      Termination for Cause. Rosso's relationship
with Rollerball shall terminate prior to the expiration of the Term of this Agreement at the Company's option in the event of a material breach of the Agreement by reason of Rosso's continued and willful failure or refusal to substantially perform his duties in accordance with the Agreement; provided, however, that no termination shall occur under this Section 3.2 unless Rosso first shall have received written notice specifying the acts or omissions alleged to constitute such breach and, if such breach can be corrected, it continues after Rosso shall have had reasonable opportunity to correct it.

                           3.3      Duties Upon Termination. In the event that
Rosso's relationship with Rollerball under this Agreement is terminated, whether at the expiration of the Term or at any earlier time pursuant to Section 3.2 above, neither Rollerball nor Rosso shall have any remaining duties or obligations hereunder, except that (i) Rollerball shall promptly pay to Rosso, or his estate, such compensation as is due pursuant to Section 2, prorated through the date of termination and (ii) Rosso shall continue to be bound by
Section 4 hereof.

                  4.       INTELLECTUAL PROPERTY

                           4.1      Noncompetition.

                                    (a) As used in this Agreement, the term
"Competitive Activity" shall mean any participation in, assistance of, employment by, ownership of any interest in, acceptance of business from or assistance, promotion or organization of any person, partnership, corporation, firm, association or other business organization, entity or enterprise which, directly or indirectly, is engaged in, or hereinafter engages in, research on, or development, production, marketing, leasing or selling of, any product, process or service which is the same as, similar to or in competition with any line of business or research in which Rollerball is now engaged or hereinafter engages, whether as an agent, consultant, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity, but excluding the holding for investment of less than five percent

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(5%) of the outstanding securities of any corporation which are regularly traded on a recognized stock exchange.

                                    (b) During the term of his relationship with
Rollerball and for one (1) year thereafter (such period not to include any period of violation hereof or period required for litigation to enforce this paragraph), Rosso shall refrain, without the prior written consent of Rollerball in each instance, from engaging in any Competitive Activity which would be reasonably likely, as determined by Rollerball in its sole discretion, to result in the disclosure or use of any Trade Secret (as defined below) in any of the following geographic areas

                                    (i) the State of California;

                                    (ii) the United States;

                                    (iii) the United States, Japan and the
European Economic Community; and

                                    (iv) anywhere in the world.

                           4.2      Trade Secrets. Rosso shall not, without the
prior written consent of Rollerball in each instance, disclose or use in any way, either during the term of his relationship with Rollerball or thereafter, except as required in the course of such relationship, any confidential business or technical information or trade secret of Rollerball acquired in the course of such relationship, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, the "Trade Secrets"), including, without limitation, any information concerning customer lists, products, formulas, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom Rollerball transacts business, and all other information which is related to any product, service or business of Rollerball, other than information which is generally known in the industry in which Rollerball transacts business or is acquired from public sources; all of which Trade Secrets are the exclusive and valuable property of Rollerball.

                           4.3 Tangible Items. All files, accounts, records,
documents, books, forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items related to Rollerball, other than a merely personal item, whether of a public nature or not, and whether 4 prepared by Rosso or not, are and shall remain the exclusive property of

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Rollerball and shall not be removed from the premises of Rollerball, except as required in the course of rendering consulting services to Rollerball, without the prior written consent of Rollerball's Board of Directors in each instance, and the same shall be promptly returned to Rollerball by Rosso on the expiration or termination of his relationship with Rollerball or at any time prior thereto upon the request of Rollerball.

                           4.4 Solicitation of Employees. During the term of his
relationship with Rollerball and for one (1) year thereafter (such period not to include any period of violation hereof or period which is required for litigation to enforce this paragraph), Rosso shall not, directly or indirectly, either for his own benefit or purposes or the benefit or purposes of any other person employ or offer to employ, call on, solicit, interfere with or attempt to divert or entice away any employee or independent contractor of Rollerball (or any person whose employment or status as an independent contractor has terminated within the twelve (12) months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets of Rollerball.

                           4.5      Injunctive Relief. Rosso hereby acknowledges
and agrees that it would be difficult to fully compensate Rollerball for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that Rollerball shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith. This provision with respect to injunctive relief shall not, however, diminish Rollerball's right to claim and recover damages.

                           4.6 Representations and Warranties. Rosso hereby
represents and warrants that (i) to the best of his knowledge, the results, proceeds and products of the consulting services rendered by Rosso hereunder (including, but not limited to, the design of the inline skates manufactured and distributed by Rollerball) shall be original with Rosso or in the public domain and shall not infringe any patent, copyright or other proprietary right of any third party, (ii) he has the right to execute and deliver this Agreement and to consummate the transactions hereunder without the approval or consent of any other person, (iii) this Agreement is a legal, valid and binding agreement of Rosso and enforceable against him in accordance with

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its terms and (iv) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not infringe any agreement to which Rosso is a party.

                  5.       MISCELLANEOUS

                           5.1 Severable Provisions. The provisions of this
Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable. For the purpose of determining the scope of the covenant set forth in Section 4.1(b), each of subparagraphs (i), (ii), (iii) and (iv) shall be considered a separate covenant such that if the geographic scope of any such subparagraph shall be determined by a court of competent jurisdiction to be excessive and invalid, such subparagraph shall be severed and the remaining subparagraphs shall be deemed enforceable and remain in full force and effect.

                           5.2 Successors and Assigns. All of the terms,
provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the 'parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder shall be assigned, pledged, hypothecated or otherwise transferred by Rosso without the prior written consent of Rollerball in each instance.

                           5.3 Governing Law. The validity, construction and
interpretation of this Agreement shall be governed in all respects by the laws of the State of California.

                           5.4 Consent to Jurisdiction. Each party hereto, to
the fullest extent it may effectively do so under applicable law, irrevocably
(i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served

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in any such suit, action or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to Section 5.7. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

                           5.5 Headings. Section and subsection headings are not
to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

                           5.6 Entire Agreement. This Agreement constitutes the
entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements) understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                           5.7 Notice. Any notice or other communication
required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one
(1) week alter having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified below and the. appropriate answer back or telephonic confirmation is received:

                  If to Rollerball:

                  Rollerball International Inc.
                  9255 Doheny Road, Suite 2705

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                  Los Angeles, California 90069
                  Attention: Jack Forcelledo, President
                  Telecopier Number: (310) 275-3081

                  With a copy to:

                  Manatt, Phelps & Phillips
                  11355 West Olympic Boulevard
                  Los Angeles, California 90064
                  Attention: Paul H. Irving, Esq.
                  Telex Number: 215653 MPRT UR
                  Telecopier Number: (213) 312-4224

                  If to Rosso:
                  Franco Rosso
                  Via Monti 19/2
                  Orbassano 1043
                  Torino, Italy

                  With a copy to:

                  Cohen & Cohen
                  9454 Wilshire Boulevard, Suite 605
                  Beverly Hills, California 90212
                  Attention: Barry E. Cohen, Esq.
                  Telecopier Number: (310) 247-8710

Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

                           5.8 Attorneys' Fees. In the event any party takes
legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses, including attorneys' fees, incurred in such action.

                           5.9 Third Parties. Nothing in this Agreement,
expressed or implied, is intended to confer upon any person other than Rollerball or Rosso any rights or remedies under or by reason of this Agreement.

                           5.10 Execution and Delivery of Restatement of
Assignment of Rights and Royalty Agreement. This Agreement shall become binding upon and enforceable by the parties hereto only upon the full execution and delivery (by all named parties thereto) of the Restatement of Assignment of Rights and Royalty Agreement, dated as of the date of this Agreement.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date and year first set forth above.

                                                  ROLLERBALL INTERNATIONAL INC.


                                                  By: __________________________
                                                      Jack Forcelledo, President



                                                  ______________________________
                                                  FRANCO ROSSO


WITNESSED BY:
                                                  ______________________________
                                                  JAMES TO HARTNETT

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                                 RESTATEMENT OF
                              ASSIGNMENT OF RIGHTS
                              AND ROYALTY AGREEMENT

         This RESTATEMENT OF ASSIGNMENT OF RIGHTS AND ROYALTY AGREEMENT (the "AGREEMENT") is entered into as of this 25th day of March, 1995 by and between GIUSSEPPE ROSSO, an individual, FRANCO ROSSO, an individual and ETTORE CARENINI, an individual (sometimes hereinafter collectively referred to as "ROSSO"), on the one hand, and ROLLERBALL INTERNATIONAL INC., a corporation organized under the laws of the State of Delaware ("ROLLERBALL"), on the other hand.

                                    RECITALS

         A. Rollerball is engaged in the business of developing, manufacturing and distributing inline skates and accessories principally in the United States.

         B. Rosso is the inventor of an ulline skate distinguished by two spherical balls (the "Roll Ball Skate").

         C. Rollerball desires to confirm that it has obtained and Rosso desires to confirm that it has transferred to Rollerball all rights to and interests in the concept of the Roll Ball Skate (the "Roll Ball Technology").

         D. This Agreement memorializes terms and conditions agreed to by and between Rollerball (as assignee of Forcelledo Marketing Group) and Rosso in an agreement dated August 6, 1992, as modified on December 21,1992 (the "1992 Agreement").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, and on the basis of the representations, warranties, covenants and agreements set forth below Rosso and Rollerball agree as follows:

         1. TRANSFER OF RIGHTS

         1.1 Rosso hereby forever and irrevocably transfers and assigns to Rollerball all rights, title and interest in and to all patents, trademarks, copyrights and other intellectual property rights, ideas and know-how associated with the Roll Ball Technology (the "Rights").

         1.2 The Rights are hereby transferred and assigned by Rosso to Rollerball free of any liens, claims or other encumbrances.

         1.3 With the transfer of the Rights, Rollerball hereby obtains sole and exclusive authority and discretion to determine

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the method of marketing products developed from the Roll Ball Technology. This may involve, without limitation, the establishment of a new company to market such products, third-party licensing agreements for the Rights, distribution agreements with retailers or direct response marketing.

         2. COMPENSATION

         2.1 As the total compensation to Rosso as consideration for the transfer of the Rights, the undersigned acknowledge and agree that Rollerball shall pay to Rosso a royalty (the "Royalty") on the Rollerball skate products which are listed on Schedule A to this Agreement (the "Rollerball Skate Products"). Such Royalty shall be equal to two and one-half percent (2.5%) of the Rollerball cost of goods, after the deduction of shipping, taxes, freight in and out, duties, customs taxes, agent fees, storage charges prior to shipping, special handling costs, in-warehousing and out-warehousing charges and all other costs and charges not directly related to the production of finished goods. The Royalty shall be paid in perpetuity, unless adjusted pursuant to Section 2.3 below.

         2.2 Rosso shall not be paid a royalty in connection with any products, other than the Rollerball Skate Products as listed on Schedule A, developed, manufactured or distributed by Rollerball.

         2.3 In the event that Rollerball shall file a Registration Statement with the Securities and Exchange Commission for purposes of registering the common stock of Rollerball under the Securities Act of 1933, as amended, the amount of the Royalty described in Section 2.1 of this Agreement shall not apply. All royalties due to Rosso in connection with the manufacture and distribution of the Rollerball Skate Products shall be reduced proportionately with all other Rollerball royalty recipients if deemed necessary, in the good faith determination of Rollerball and its advisors, to facilitate an initial public offering of Rollerball's common stock, and such reductions, if any, will be negotiated by the parties in good faith.

         2.4 The Royalty shall be paid, after certain deductions are made, as provided in Section 2.6 below, in three (3) equal payments (each payment constituting one-third of any Royalty payment due Rosso) to Giusseppe Rosso, Franco Rosso and Ettore Carenini in U.S. currency once every six (6) months, not later than forty (40) days following the last day of Rollerball's second and fourth fiscal quarters, with the first such payment to be made on or before August 8, 1995.

         2.5 Rosso shall be responsible for payment of any and all state and federal taxes owed on a Royalty payment from

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Rollerball. The parties acknowledge and agree that any compensation paid by
Rollerball to Rosso shall be reported to the Internal Revenue Service and appropriate state taxing authorities by Rollerball in accordance with U.S. tax laws and regulations.

         2.6 In accordance with the 1992 Agreement, Rollerball will deduct from any Royalty amounts otherwise due to Rosso under Section 2.1 of this Agreement
(i) any and all advances, including without limitation all cash advances and travel expenses, previously paid by Rollerball to Rosso or on Rosso's behalf in consideration for the 1992 Agreement (the "Advances"), the receipt and sufficiency of which Rosso hereby acknowledges and (ii) all expenses associated with the registration of the Rights on a worldwide basis (the "Registration Expenses"). The entire amount of the Advances shall be deducted from Royalty amounts otherwise due pursuant to this Agreement before any such Royalty payment is made. The Registration Expenses shall be deducted from any Royalty amounts otherwise due pursuant to this Agreement in accordance with the formula set out in Section 6 of the 1992 Agreement.

         3. REPRESENTATIONS AND WARRANTIES

         3.1 Rosso hereby represents to Rollerball that Rosso is the owner of the Rights free and clear of any liens, claims and encumbrances, and that there are no legal or business infringements, restrictions, or conditions that could affect the status or integrity of the Rights or Rollerball's use of the Rights.

         3.2 Rollerball hereby represents and warrants to Rosso that:

                  (a) Rollerball is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

                  (b) Rollerball has taken all requisite corporate action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes a legal, valid and binding agreement of Rollerball, except as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by the scope of equitable remedies which may be available. (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate the Articles of Incorporation or the bylaws of Rollerball or any agreement,

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contract or other instrument to which Rollerball is a party, or any statute, rule, regulation, order, judgement, award or decree.

                  (d) There is no litigation, proceeding or investigation pending or, to the knowledge of Rollerball, threatened against Rollerball affecting any of its assets or properties that could result, either in any case or in the aggregate, in any material adverse change in the assets, properties or business of Rollerball, or that could impair the validity of this Agreement or any action to be taken pursuant to this Agreement.

         4. AUDIT RIGHTS

         4.1 Upon ten (10) days written notice by Rosso to Rollerball, Rosso shall be given the right to audit Rollerball's accounting books and financial records as they pertain to the royalties to be paid Rosso pursuant to Section
2.1 of this Agreement, together with appropriate backup documentation related to the production and manufacture of the Rollerball Skate Products.

         4.2 In the event that an audit conducted by Rosso pursuant to Section
4.1 above demonstrates, in the good faith judgment of Rollerball and its advisors, that Rosso is owed an additional Royalty payment, upon written notice of the deficiency by Rosso to Rollerball, Rollerball shall have forty-five (45) days to pay the balance owing to Rosso without penalty.

         4.3 In the event that an audit conducted by Rosso pursuant to Section
4.1 above results in a good faith dispute between Rollerball and Rosso as to whether Rosso is owed an additional Royalty payment, the parties hereto agree to abide by the results of a second audit to be conducted by an independent auditor to be mutually agreed upon by Rollerball and Rosso (the "Independent Audit"). Prior to the commencement of an Independent Audit, Rosso will provide a written notice (the "Audit Notice") to Rollerball which will request that the Independent Audit be conducted and will state the amount of additional Royalty payment which is alleged by Rosso to be owed by Rollerball. In the event that the Independent Audit demonstrates that Rosso is not owed an additional Royalty payment, Rosso will pay the costs and professional fees associated with the Independent Audit. In the event that the Independent Audit demonstrates that Rosso is owed an additional Royalty payment in addition to Rosso's other remedies provided by California law and by this Agreement, Rollerball shall pay Rosso the additional Royalty payment and interest at the rate of ten percent (10%) per annum on the principal balance due and owing from the date for payment of the Royalty set forth in

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Section 2.4 to the date that the Royalty is paid in full. In the event that the
Independent Audit demonstrates that Rosso is owed an additional Royalty payment, the costs of the Independent Audit shall be borne by the parties in proportion to the amount determined by the Independent Audit to be owed by Rollerball as compared to the amount of additional Royalty payment demanded by Rosso in the Audit Notice. For example only, if the Audit Notice states that an additional Royalty payment of $50,000 is owed by Rollerball and the Independent Audit determines that, in fact, Rosso is owed $25,000, and the Independent Audit costs $20,000 to conduct, the parties will each pay $10,000 of Independent Audit expense. If the parties are required by the from conducting the Independent Audit to pay an advance retainer or fee, the parties will share that obligation equally, and an adjustment and/or reimbursement will be made at the conclusion of the Independent Audit to reflect the proportional obligation of the parties as determined above.

         4.4 Any audit of Rollerball's accounting books and financial records conducted in connection with the payment of the Royalty shall occur at Rollerball's corporate headquarters in Los Angeles, California.

         4.5 Except as otherwise provided by this Agreement, Rosso shall be solely responsible for paying the cost of any audit conducted by Rosso pursuant to Section 4.1, except that Rollerball shall produce relevant accounting records at its own cost.

         5. ARBITRATION

         5.1 In the event of a default in the terms and provisions of this Agreement, the parties hereto agree that they shall submit their dispute to arbitration pursuant to the rules of the American Arbitration Association. Furthermore, during the arbitration process, Rosso shall have the right to conduct discovery, including but not limited to obtaining copies of all pertinent accounting documents and deposing any and all witnesses regarding relevant accounting issues.

         6. ATTORNEYS' FEES

         In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses, including attorneys' fees, incurred in such action.

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         7.    DEFENSE OF RIGHTS

               7.1 In the event of any litigation involving the Rights, including, without limitation, any infringement on a Rollerball patent, Rollerball shall defend or prosecute the. litigation and the undesigned shall use their best efforts to agree at a later date as to the allocation, if any, of the costs of litigation.

         8.    MISCELLANEOUS PROVISIONS

               8.1 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

               8.2 Successors and Assigns. All of the terms, provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder shall be assigned, pledged, hypothecated or otherwise transferred by Rosso without the prior written consent of Rollerball in each instance.

               8.3 Governing Law. The validity, construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of California.

               8.4 Consent to Jurisdiction. Each party hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such 5 court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return

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
receipt requested, to the address of such party specified in or designated pursuant to Section 8.7. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

               8.5 Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

               8.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

               8.7 Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given
(i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received:

               If to Rollerball:

               Rollerball International Inc.

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
                  9255 Doheny Road, Suite 2705
                  Los Angeles, California 90069
                  Attention: Jack Forcelledo, President
                  Telecopier Number: (310) 275-3081

                  With a copy to:

                  Manatt, Phelps & Phillips
                  11355 West Olympic Boulevard
                  Los Angeles, California 90064
                  Attention: Paul H. Irving, Esq.
                  Telex Number: 215653 MPRT UR
                  Telecopier Number: (213) 3124224

                  If to Rosso:

                  Franco Rosso Via Monti 19/2
                  Orbassano 1043
                  Torino, Italy

                  With a copy to:

                  Cohen & Cohen
                  9454 Wilshire Boulevard, Suite 605
                  Beverly Hills, California 90212
                  Attention: Barry E. Cohen, Esq.
                  Telecopier Number: (310) 247-8710

Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

                  8.8 Third Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than Rollerball or Rosso any rights or remedies under or by reason of this Agreement.


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
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.


                                                   _____________________________
                                                   GIUSSEPPE ROSSO


                                                   _____________________________
                                                   FRANCO ROSSO


                                                   ROLLERBALL INTERNATIONAL INC.


                                                   By: _________________________
                                                      Jack Forcelledo, President


WITNESSED BY:                                      _____________________________
                                                   JAMES T. HARTNETT

                                   SCHEDULE A

                            ROLLERBALL SKATE PRODUCTS


1. All products currently manufactured by Rollerball using the Roll Ball Technology and all products to be developed and manufactured by Rollerball using the Roll Ball Technology.

2. Accessory equipment including replacement, knee pads, elbow pads and helmets which bear the Rollerball trademark; provided, however, that this category 2 shall not include clothing.

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